Exhibit 10.21

                  CONFIDENTIAL RELEASE AND SETTLEMENT AGREEMENT

         THIS CONFIDENTIAL RELEASE AND SETTLEMENT AGREEMENT ("Agreement") with an effective date of January 2, 2004 ("Effective Date") is made and entered into by and between Cytomedix, Inc. ("Cytomedix" or "Company") and Kent T. Smith (hereinafter referred to as "Employee").

         WHEREAS, on November 10, 2003, Employee tendered his notice of intent to resign ("Notice") within thirty days of the Notice; and

         WHEREAS, the Notice recites the Employee's willingness to execute a written plan of resignation designed to ensure the Company's successful transition to new management; and

         WHEREAS, the Employee's Employment Agreement dated August 22, 2002 ("Employment Agreement"), contains provisions governing voluntary termination of the Employment Agreement by the Employee, which provisions may be altered or supplemented through a written agreement between the Employee and the Company; and

         WHEREAS, the Company wishes to accept the Employee's resignation and wishes to provide Employee with certain benefits in consideration of Employee's promises and covenants contained herein; and

         WHEREAS, negotiations have been held between Employee and Company to accomplish these objectives and Company and Employee desire to settle amicably, fully, and finally all issues that exist or may exist between them.

         NOW, THEREFORE, in consideration of the premises and mutual promises and agreements herein contained, IT IS AGREED AS FOLLOWS:

1. Termination of Employment:

         1.1 Employee agrees that his voluntary resignation as Chief Executive Officer and President of the Company will be effective as of December 1, 2003. Employee agrees that his resignation is irrevocable. The Company hereby accepts such resignation.

2. Stock Options.

         2.1 Employee agrees that all vested and unvested options or other stock-based incentives that have been awarded to the Executive under the Company's Long Term Incentive Plan or otherwise shall immediately expire and become null and void.

3. Consideration:

         3.1 Employee and Company agree that the provisions contained in this Agreement alter and amend the voluntary termination provisions contained in the Employment Agreement. As such, this Agreement contains compensation or benefits to which neither the Company nor the Employee are otherwise entitled.

         3.2 In consideration for Employee entering into this Agreement, Company agrees to issue to the Employee warrants to purchase 175,000 shares of the Company's common stock upon the terms and conditions contained in the Common Stock Warrant dated January 2, 2004.

4.       Confidentiality:

         4.1 Employee agrees that the nature, terms, conditions, and substance of this Agreement shall be kept confidential by him, his attorneys, and spouse; and shall not be disclosed at any time to any other person or entity at all without the prior written consent of Company, except as necessary in the course of: (1) preparing and filing appropriate tax returns or dealing with federal or state taxing authorities; and (2) the performance of personal or business financial planning. In addition, any term of this Agreement may be disclosed during any lawsuit or other proceeding brought to enforce the terms of this Agreement or as required by applicable law, legal subpoena or court order.


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         4.2 Employee agrees that upon the receipt of a subpoena or other legal request for information contained in or regarding the nature, terms, conditions, or substance of this Agreement, Employee shall promptly notify Company in writing of such request and shall give Company the opportunity to object to the disclosure of such information before responding to any such request. Such written notification shall be sent to Company via certified mail.

5. No Current Claims:

         5.1 Employee warrants and represents that he is not presently a named plaintiff in any law suit, filed in any jurisdiction, against Company and that he has not filed a charge with the EEOC or any other administrative agency against Company. In the event that this warranty and representation is incorrect, Company shall have the absolute right to terminate this Agreement, and to demand and have immediately returned to Company all consideration paid by it to Employee pursuant to this Agreement.

         5.2 Company is hereby indemnified and held harmless by Employee for any breach of the warranty and representation contained in this Section 5, and to recover from Employee all costs and expenses incurred as a result of Employee's breach of the warranty and representation contained in this Section 5, and all costs and expenses incurred in defending any now pending legal or administrative proceeding, not referenced in this Section 5, in which Employee is a named plaintiff, claimant or petitioner. Costs and expenses, for purposes of this
Section 5, shall include, but not be limited to, attorneys' fees and other legal costs.

6. Covenant Not to Sue and Release:

         6.1 Except for the rights and obligations provided by or arising under this Agreement, Employee hereby releases, acquits, withdraws, retracts and forever discharges any and all claims, manner of actions, causes of action, in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which he now has or may have hereafter, directly or indirectly, personally or in a representative capacity, against Company, and its predecessors, successors, administrators, attorneys, fiduciaries, officers, directors, shareholders, representatives, agents, employees, and all persons acting through or in connection with Company, by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to, and including, the Effective Date. This General Release includes, but is not limited to, all claims, manner of actions, causes of action in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which arise under the Employment Agreement; Title VII of the Civil Rights Act of 1964, as amended; The Age Discrimination in Employment Act of 1967, as amended; The Americans with Disabilities Act; The Rehabilitation Act of 1973, as amended; The Family and Medical Leave Act, as amended; 42 U.S.C. ss.ss. 1981 through 1988, as amended; the Arkansas Constitution or Arkansas statutory law, as amended; any federal, state or local statute or ordinance, all as amended; common law claims of breach of contract, intentional or negligent infliction of emotional distress, negligent hiring, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, wrongful termination or employment, interference with prospective economic advantage, violation of civil rights and all other claims of any type or nature including any claims for attorneys' fees. The parties intend that this release shall discharge all claims against the released parties to the extent permitted by law.


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         6.2 Employee represents and warrants that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim that is a subject of this Agreement or any portion thereof or interest therein, and agrees to indemnify, defend, and hold Company harmless from any and all claims based on or arising out of any such assignment or transfer, or purported assignment or transfer, of any claims, or any portion thereof or interest therein.

         6.3 Nothing in this Agreement is or should be construed as a release by Employee of, or an agreement by Employee not to sue on, any charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts, or expenses arising out of any matter, cause, acts, conduct, claims, or events which may occur after the Effective Date.

7. No Admission of Liability or Wrongdoing:

         7.1 Company and Employee agree and acknowledge that this Agreement is the result of a compromise and shall never at any time for any purpose be construed as an admission of any liability or wrongdoing on the part of any party. Company specifically disclaims any liability to Employee or to any other person or entity.

8.       Confidentiality of Trade Secrets; Covenant Not to Compete

         8.1 During the term of Employee's employment by Company, Employee has acquired knowledge of confidential and proprietary information regarding, among other things, Company's products and intellectual property, Company's present and future operations, its current or potential customers, pricing strategies, its compensation and incentive programs for employees and the methods used by Company and its employees. Employee hereby agrees that he shall not directly or indirectly use or disclose, any of the Company's Trade Secrets, as defined hereinafter, that he may have acquired during the term of his employment. The term "Trade Secret" as used in this Agreement shall mean information including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers which:

                  (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

                  (b) is the subject of reasonable efforts by the Company to maintain its secrecy.

         8.2 For a period of two (2) years following the Effective Date, Employee agrees that, without the prior written consent of the Company, (A) he will not, directly or indirectly, in the United States, participate as a sole proprietor, partner, director, holder of more than five percent of the outstanding voting shares, principal, executive, officer, manager, employee, agent or consultant for any business which is in competition with any business of the Company and (B) he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit or offer employment to any person who has been employed by the Company at any time during the twelve months immediately preceding such solicitation, and (C) he shall not, on his own behalf or on behalf of any person, firm or company, solicit, call upon, or otherwise communicate in any way with any client, customer, prospective client or prospective customer of the Company for the purposes of causing or of attempting to cause any such person to purchase products sold or services rendered by the Company from any person other than the Company.

         8.3 Employee agrees and acknowledges that, if a violation of any covenant contained in Section 8 occurs or is threatened, such violation or threatened violation will cause irreparable injury to Company, that the remedy at law for any such violation or threatened violation will be inadequate and that Company shall be entitled to appropriate equitable relief.


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9. Property:

         9.1 Employee agrees, warrants and represents that within seven days of execution of this Agreement he will return all records, files, memoranda, reports, price lists, customer lists, employee lists, employee files, drawings, plans, sketches, documents, and the like (together with all copies thereof) relating to the business of the Company, which Employee shall have used or prepared or come in contact with in the course of, or as a result of, his employment and agrees that he shall not hereafter cause removal of such materials from the premises of the Company. Employee further agrees that upon execution of this Agreement he will return all files, notes, documents and the like related to his employment, including but not limited to any audio tapes of conversation(s) with any current of former Company employee(s). Employee further warrants and represents that within seven days of execution of this Agreement he will return all office equipment and other items, all Company credit cards, keys, parking cards, and all other property of every type and description belonging to Company.

10. No Disparaging Statement:

         10.1 Company and Employee shall refrain from making any disparaging statement about the other or about any of Company's personnel.

11.      Voluntary Agreement:

         11.1 Employee represents and agrees that he has had a full and adequate opportunity to discuss and consider any claims against the Company. Further, Employee represents and agrees that: (1) this Agreement is written in a manner that he understands; (2) this Agreement and the promises made in this Agreement by Employee are granted in exchange for the consideration which is granted to Employee in this Agreement; (3) Employee has been advised to and has had an opportunity to consult with an attorney prior to deciding whether to enter into this Agreement; and (4) Employee has been given at least twenty-one days within which to consider this Agreement.

         11.2 This Agreement is executed with the full knowledge and understanding on the part of Employee that there may be more serious consequences, damages or injuries, which are not now known, and that any payment or benefits conferred herein to Employee in consideration of this Agreement are accepted as final. Employee further agrees and represents that it is within his contemplation that he may have claims against Company of which, at the time of the execution of this Agreement, he has no knowledge or suspicion, but he agrees and represents that this Agreement extends to all claims in any way based upon, connected with or related to the matters released herein, whether or not known, claimed or suspected by him.

         11.3 Company and Employee represent and acknowledge that in executing this Agreement, they did not rely upon and have not relied upon any written or oral representations or statements not expressly a part hereof that have been made by any party to this Agreement, or by the agents, representatives, or attorneys of any party with regard to the subject matter, basis, or effect of this Agreement.

12. Advised to Consult an Attorney:

         12.1 EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

13. Period for Review and Consideration:

         13.1 Employee acknowledges that he received a copy of this Agreement and was given a period of twenty-one days in which to review, consider and accept the Agreement.

14. Employee's Right to Revoke:


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         14.1 Employee is advised that he may revoke this Agreement within seven days of signing it. Revocation must be made by delivering written notice of the revocation to Mr. Mark E. Cline. If this Agreement is revoked by Employee in this seven day period, the Agreement will not be effective and enforceable.

15.      Arbitration:

         15.1 Any disputes which may arise after the execution of this Agreement between Company and Employee regarding the interpretation of this Agreement or the parties' respective obligations hereunder will be submitted for binding arbitration, to a single arbitrator selected by the American Arbitration Association ("AAA"). The losing party to the arbitration shall bear the cost of using the arbitrator selected by AAA. The arbitrator shall resolve the dispute in accordance with the rules of the American Arbitration Association; provided however that within five (5) days of the hearing, the arbitrator shall render and serve upon the parties to the arbitration a written opinion announcing a decision.

         15.2 In the event that any dispute arises hereafter between or among any party regarding the interpretation of this Agreement or obligations hereunder, any arbitration procedure as set forth above must be initiated within one (1) year of the date that the dispute arises.

16.      Entire Agreement:

         16.1 This Agreement sets forth the complete and exclusive statement of the terms of the agreement between the parties hereto and fully supersedes any and all prior agreements (oral or in writing) or understandings between the parties hereto pertaining to the subject matter hereof.

17.      Successors:

         17.1 This Agreement shall be binding upon Employee and upon his heirs, administrators, representatives, executors, and assigns. This Agreement shall inure to the benefit of Company and its successors, and past, current and future fiduciaries, officers, directors, shareholders, administrators, agents, employees, and assigns.

18. Governing Law:

         18.1 This Agreement shall be construed in accordance with the laws of the State of Arkansas.

19.      Modifications:

         19.1 This Agreement may be amended or modified only by a written instrument, signed by Company and Employee, that expressly sets forth the parties' intention to amend or modify this Agreement. No condition, term, or provision of this Agreement may be waived by any party except in writing, signed by the party or its authorized representative, that expressly sets forth the party's intention to waive a condition, term or provision of this Agreement.

20.      Severability:

         20.1 Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall be deemed not to be affected.


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21. Authority to Execute Agreement:

         21.1 Company represents and warrants that this instrument is a valid and binding corporate action and that the person executing this instrument on behalf of Company is duly authorized to do so on behalf of the Company.

EMPLOYEE                                             COMPANY

                                                     CYTOMEDIX, INC.


_________________________________                    _________________________
Kent T. Smith                                        Mark E. Cline
                                                     President